COGNOVIT PROMISSORY NOTE

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$150,000 November 12, 2010

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Standard Energy Company, an Ohio corporation, whose address is 1105 Schrock Road, Suite 602, Columbus, Ohio 43229, the principal sum of $150,000, plus interest at the rate of 24% per year from date until paid, calculated at 2% per month, on the portions of said principal sum remaining unpaid from time to time after date, compounded annually.

Said principal sum and interest shall be payable at the address set forth above or at such other place as the holder hereof may from time to time designate in writing to the undersigned.

Until the undersigned receives after November 12, 2010 the first shipment of Actiway product from Shenzen Actiway Industrial in China, no payments shall be required hereunder. Upon receipt of that first shipment and the subsequent commencement of deliveries by the undersigned of any of its product that includes one or more Actiway products ("Actiway Sales"), said principal sum shall be repaid in installments as follows: (a) weekly installments, each equal to thirty percent (30%) of Actiway Sales during the preceding week, the first of which shall be payable on the Friday next following the date Actiway Sales begin after November 12, 2010, and thereafter one installment being payable on the Friday of every subsequent week up to and including Friday, September 30, 2011, and (b) a final installment of all then-remaining unpaid principal on October 14, 2011. All accrued and previously unpaid interest shall be payable in full on the same date as, and in addition to, installments of principal as provided above. All payments shall be credited, first, to unpaid interest due on or before the dates made and, second, to the outstanding principal balance. Notwithstanding the foregoing provisions of this paragraph, in all events this Note shall be paid in full by October 14, 2011.

The undersigned reserve the right to prepay all or any part of the principal sum hereof at any time or times without penalty.

If any amount payable hereunder is not paid within seven (7) days after it becomes due, such amount shall bear interest at the rate of 24% per year from the time it became due until paid, and the holder hereof may, at its option, without notice to or demand upon the undersigned, declare the entire unpaid principal sum hereof to be immediately due and payable, in which event the entire unpaid principal sum hereof shall bear interest at the rate of 24% per year from the time of the default, ignoring the grace period, until paid. Failure by any holder hereof to exercise the foregoing option with respect to any particular default shall not constitute a waiver of the right of the same or any different holder hereof to exercise such option with respect to any subsequent default.

If any amount payable hereunder is not paid within ten (10) days after it becomes due, the undersigned hereby authorize any attorney at law, including, but not limited to, an attorney who represents the holder hereof, to appear for any or all of them in any court of record in the State of Ohio or any other state or territory of the United States or elsewhere where a judgment may be obtained hereon, at any time when such amount is unpaid, and waive the issuance and service of process and confess judgment against any or all of them and any endorsers or guarantors hereof, in favor of the holder hereof, for the entire amount then appearing due hereon, together with costs of suit and reasonable attorneys' fees, and thereupon to release all errors and waive all rights of new trial, appeal, and stay of execution. No judgment against one or more (but less than all) of the persons liable hereon shall be a bar to a subsequent judgment against any of the other persons liable hereon. The undersigned hereby waive any conflict of interest with regard to the attorney who confesses judgment against the undersigned pursuant to this warrant of attorney and also hereby consent to such attorney receiving a legal fee from the holder hereof for confessing judgment.

The undersigned hereby acknowledge that they executed this Note, containing the foregoing warrant of attorney, in Franklin County, Ohio. The undersigned also acknowledge that this note does not arise out of a consumer loan or consumer transaction.

The undersigned and all endorsers and guarantors hereof hereby jointly and severally waive demand, presentment for payment, notice of dishonor, protest, and notice of protest.

THE GUITAMMER COMPANY

By: Mark Luden

Mark Luden, President

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WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.